CONSENT OF EV-VOLUMES We hereby consent to references to our firm, our Global Plug-in Passenger Cars and Light Commercial Vehicles Forecast published in January 2023 (the “Forecast”), as the Forecast may be amended and supplemented from time to time, and all information derived from the Forecast that is contained in the annual report on Form 10-K of Livent Corporation for the year ended December 31, 2022. Date: February 2, 2023 Riio Marknad & Strategi AB (dba EV-VOLUMES.com) By: Name: Viktor Irle Title: Sales Director & Cofounder Exhibit 23.3